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                                  Exhibit 11.1
                             (amounts in thousands)

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
                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Net income (loss)................................................................  $  (1,534) $     393  $   1,883

Weighted average common shares used for basic net income (loss) per share
 (excludes unreleased ASOP shares)...............................................      8,850      8,624      7,477

Effect of applying rules pursuant to Staff Accounting Bulletin No. 83 (SAB 83)
 for stock issuances and option grants within one year of the filing of the
 registration statement using the treasury stock method..........................      2,284      2,284      2,284
                                                                                   ---------  ---------  ---------

Weighted average common shares used for basic net income (loss) per share
 adjusted for effect of SAB 83 (excludes unreleased ASOP shares).................     11,134     10,908      9,761

Basic net income (loss) per share................................................  $   (0.14) $    0.04  $    0.19
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

Net income (loss)................................................................  $  (1,534) $     393  $   1,883

Weighted average common shares used for basic net income (loss) per share
 (excludes unreleased ASOP shares)...............................................      8,850      8,624      7,477

Effect of stock options using treasury stock method..............................         --        210         --

Effect of applying rules pursuant to Staff Accounting Bulletin No. 83 (SAB 83)
 for stock issuances and option grants within one year of the filing of the
 registration statement using the treasury stock method..........................      2,284      2,284      2,284
                                                                                   ---------  ---------  ---------

Weighted average common shares used for diluted net income (loss) per share
 adjusted for effect of SAB 83 (excludes unreleased ASOP shares).................     11,134     11,118      9,761

Diluted net income (loss) per share..............................................  $   (0.14) $    0.04  $    0.19
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
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